Callaway Golf Company Announces Third Quarter And Year-To-Date 2012 Results; Provides Update On Cost-Reduction Initiatives; And Provides Revised Full Year Guidance

- Third Quarter net sales of $148 million and pro forma loss per share of $0.50 are consistent with the Company's expectations. GAAP loss per share of $1.33.

- Estimated gross annualized savings from cost-reduction initiatives increased to $60 million from prior estimate of $52 million.

- Estimated pre-tax charges associated with these initiatives increased by $15 million of additional charges, primarily non-cash, for a total of $55 million.

- Callaway estimates full year 2012 revenues of $830-$845 million and pro forma loss per share of $0.73 to $0.83.

CARLSBAD, Calif., Oct. 25, 2012 /PRNewswire/ -- Callaway Golf Company (NYSE: ELY) today announced its third quarter and year-to-date 2012 financial results.

GAAP RESULTS.

For the third quarter of 2012, the Company reported the following results:

Dollars in millions except per share amounts	2012	% of Sales	2011	% of Sales	Improvement / (Decline)
Net Sales	$148	-	$173	-	($25)
Gross Profit	$4	3%	$47	27%	($43)
Operating Expenses	$86	58%	$91	53%	$5
Operating Loss	($83)	(56%)	($44)	(25%)	($39)
Loss per share	($1.33)	-	($1.01)	-	($0.32)

Year to date, the Company reported the following results:

Dollars in millions except per share amounts	2012	% of Sales	2011	% of Sales	Improvement / (Decline)
Net Sales	$714	-	$733	-	($19)
Gross Profit	$239	33%	$274	37%	($35)
Operating Expenses	$284	40%	$305	42%	$21
Operating Loss	($45)	(6%)	($31)	(4%)	($14)
Loss per share	($0.91)	-	($1.81)	-	$0.90

NON-GAAP PRO FORMA FINANCIAL RESULTS.

In addition to the Company's results prepared in accordance with GAAP, the Company has also provided additional information concerning its results on a non-GAAP pro forma basis. The manner in which the non-GAAP information is derived is discussed in more detail toward the end of this release and the Company has provided in the tables to this release a reconciliation of this non-GAAP information to the most directly comparable GAAP information.

For the third quarter of 2012, the Company reported the following pro forma results:

Dollars in millions except per share amounts	2012	% of Sales	2011	% of Sales	Improvement / (Decline)
Net Sales	$148	-	$173	-	($25)
Gross Profit	$31	21%	$54	31%	($23)
Operating Expenses	$79	53%	$85	49%	$6
Operating Loss	($48)	(32%)	($32)	(18%)	($16)
Loss per share	($0.50)	-	($0.37)	-	($0.13)

Year to date, the Company reported the following pro forma results:

Dollars in millions except per share amounts	2012	% of Sales	2011	% of Sales	Improvement / (Decline)
Net Sales	$714	-	$733	-	($19)
Gross Profit	$267	37%	$292	40%	($25)
Operating Expenses	$279	39%	$294	40%	$15
Operating Loss	($12)	(2%)	($2)	0%	($10)
Loss per share	($0.27)	-	($0.22)	-	($0.05)

The Company also announced today that it was making good progress on the cost reduction initiatives it announced in July 2012 and that the Company is taking additional actions that are expected to result in an incremental $8 million in savings for a total of approximately $60 million in gross annualized savings related to the cost-reduction initiatives, with approximately $18 million being realized in 2012 and an additional $42 million expected to be realized in 2013. Taking into account the charges related to these additional actions, the Company currently estimates that the pre-tax charges associated with these initiatives will be $55 million (as compared to its prior estimate of $40 million), approximately two-thirds of which will be non-cash charges. Approximately $50 million of the charges will be incurred in 2012 with the balance being incurred in 2013.

"Our pro forma financial results for the third quarter, while mixed, were consistent with our expectations as we entered the quarter," commented Chip Brewer, President and Chief Executive Officer. "Our decline in sales and gross margins during the third quarter are the result of the sale of the Top-Flite and Ben Hogan brands earlier this year as well as the sales promotions and other actions we took to stimulate sell-through on our 2012 products and prepare our business for a successful 2013. On the other hand, our results also include a decrease in operating expenses as a result of our cost reduction initiatives. Overall, our results, while not acceptable on an absolute basis, reflect many actions that should be beneficial in the long-term."

"We are continuing to make solid progress on our turnaround plan," continued Mr. Brewer. "In addition to the actions taken earlier this year, including the sale of the Top-Flite and Ben Hogan brands, the licensing of the apparel and footwear businesses, the cost-reduction initiatives, changes in senior management, and changes in our approach to product design and the sales and marketing functions, during the third quarter we also replaced a majority of our outstanding preferred stock with much less expensive 3.75% convertible debt, reached an agreement in principle on a sale/leaseback of our Chicopee, Massachusetts ball factory for a much smaller footprint and lower costs, and began transitioning to a third party based model for our GPS business. These key initiatives are all consistent with our efforts to simplify our business, focus the team on our core business of golf clubs and golf balls, and reduce our cost structure."

"I am encouraged by the progress we have made in the eight months I have been at Callaway," commented Mr. Brewer. "We are beginning to see some of the benefits of the actions we have taken in the form of reduced operating expenses and an increase in market share for the last five consecutive months in the U.S., albeit at modest levels. I am also very pleased with the changes we have made in our 2013 product line and marketing strategy, both of which will be more consumer-oriented and relevant. Although we have revised downward our full year 2012 guidance in light of continued softness in the European market and actions we plan to take in the U.S. for the balance of the year to increase sell-through and prepare for 2013, I am confident in our turnaround plans and optimistic that our results will improve significantly in 2013."

Business Outlook

The Company provided revised financial guidance, estimating that full year 2012 net sales will range from $830 to $845 million compared to $887 million in 2011. The Company's estimated decline in net sales includes the impact of actions taken by the Company during the first half of the year to streamline its business, including the sale of the Top-Flite and Ben Hogan brands and the transition of its footwear and apparel businesses to a licensing model. The Company estimates that full year pro-forma loss per share will range from $0.73 to $0.83, compared to a pro forma loss per share of $0.63 in 2011. These pro forma estimates exclude from 2012 gains and charges associated with the sale of the Top Flite/Ben Hogan brands, non-cash tax adjustments, and the charges related to the cost-reduction initiatives and exclude from 2011 charges relating to a non-cash impairment of assets, non-cash tax adjustments, global operations strategy, restructuring, and the gain on the sale of buildings in 2011.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PDT today to discuss the Company's financial results and business. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PDT on Thursday, November 1, 2012. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-855-859-2056 toll free for calls originating within the United States or 404-537-3406 for International calls. The replay pass code is 34815171.

Non-GAAP Pro Forma Information: The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP pro forma financial information. The non-GAAP financial information included in the press release and attached schedules present certain of the Company's financial results excluding charges for (i) the Company's global operations strategy, (ii) non-cash impairment charges, (iii) non-cash tax adjustments relating to or as a result of the establishment of a deferred tax valuation allowance, (iv) restructuring charges, (v) the gain on the sale of three buildings, (vi) the gain recognized in connection with the sale of the Top-Flite and Ben Hogan brands, and (vii) the cost-reduction initiatives. In addition, the Company also provided additional non–GAAP information about its results, excluding interest, taxes, depreciation and amortization expenses as well as impairment charges ("Adjusted EBITDA"). For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive the non-GAAP earnings/loss per share and Adjusted EBITDA. The non-GAAP information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period over period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business without regard to these items. The Company has provided reconciling information in the attached schedules.

Forward-Looking Statements: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the estimated sales and loss per share for 2012, the estimated savings or charges (or timing thereof) related to the cost-reduction initiatives, future cost structure, success of the 2013 product line, improved results in 2013 or beyond, and the Company's recovery/turnaround, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns including delays, difficulties, or increased costs in implementing the cost-reduction initiatives, consumer acceptance of and demand for the Company's products, the level of promotional activity in the marketplace, as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions, as well as future changes in foreign currency exchange rates. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products or in manufacturing the Company's products; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2011 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf® and Odyssey® brands worldwide. For more information please visit www.callawaygolf.com or shop.callawaygolf.com.

Contacts:	Brad Holiday
Patrick Burke
Tim Buckman
(760) 931-1771

(Logo: http://photos.prnewswire.com/prnh/20091203/CGLOGO)

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$ 59,139	$ 43,023
Accounts receivable, net	143,697	115,673
Inventories	189,066	233,070
Deferred taxes, net	3,970	4,029
Income taxes receivable	3,609	3,654
Assets held for sale	2,396	-
Other current assets	20,895	19,880
Total current assets	422,772	419,329

Property, plant and equipment, net	94,919	117,147
Intangible assets, net	123,472	151,138
Other assets	40,775	39,498
Total assets	$ 681,938	$ 727,112

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 99,166	$ 129,193
Accrued employee compensation and benefits	21,343	23,785
Accrued warranty expense	8,133	8,140
Income tax liabilities	7,285	6,666
Total current liabilities	135,927	167,784

Long-term liabilities	150,142	46,514
Shareholders' equity	395,869	512,814
Total liabilities and shareholders' equity	$ 681,938	$ 727,112
Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	September 30,
	2012	2011

Net sales	$ 147,906	$ 173,243
Cost of sales	144,106	125,857
Gross profit	3,800	47,386
Operating expenses:
Selling	60,273	62,273
General and administrative	18,238	20,775
Research and development	7,978	8,501
Total operating expenses	86,489	91,549
Loss from operations	(82,689)	(44,163)
Other expense, net	(3,359)	(3,570)
Loss before income taxes	(86,048)	(47,733)
Income tax provision	750	14,854
Net loss	(86,798)	(62,587)
Dividends on convertible preferred stock	2,414	2,625
Net loss allocable to common shareholders	$ (89,212)	$ (65,212)

Earnings (loss) per common share:
Basic	($1.33)	($1.01)
Diluted	($1.33)	($1.01)
Weighted-average common shares outstanding:
Basic	67,162	64,781
Diluted	67,162	64,781

	Nine Months Ended
	September 30,
	2012	2011

Net sales	$ 714,127	$ 732,656
Cost of sales	475,303	458,927
Gross profit	238,824	273,729
Operating expenses:
Selling	212,822	211,688
General and administrative	48,918	67,186
Research and development	22,381	26,196
Total operating expenses	284,121	305,070
Loss from operations	(45,297)	(31,341)
Other expense, net	(4,246)	(8,377)
Loss before income taxes	(49,543)	(39,718)
Income tax provision	2,654	69,117
Net loss	(52,197)	(108,835)
Dividends on convertible preferred stock	7,664	7,875
Net loss allocable to common shareholders	$ (59,861)	$ (116,710)

Earnings (loss) per common share:
Basic	($0.91)	($1.81)
Diluted	($0.91)	($1.81)
Weighted-average common shares outstanding:
Basic	65,740	64,505
Diluted	65,740	64,505
Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$ (52,197)	$ (108,835)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,576	28,438
Impairment charges	17,056	5,413
Deferred taxes, net	(1,397)	51,660
Non-cash share-based compensation	2,482	8,879
Gain on disposal of long-lived assets	(1,521)	(7,196)
Gain on sale of intangible assets	(6,602)	-
Debt discount amortization	27	-
Changes in assets and liabilities	(13,675)	43,501
Net cash (used in) provided by operating activities	(29,251)	21,860

Cash flows from investing activities:
Capital expenditures	(16,001)	(21,154)
Proceeds from sale of property, plant and equipment	324	18,287
Net proceeds from sale of intangible assets	26,861	-
Net cash provided by (used in) investing activities	11,184	(2,867)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	46,819	-
Debt issuance cost	(3,534)	-
Issuance of common stock	-	2,198
Dividends paid	(9,526)	(9,819)
Payment on credit facilities, net	-	(2,467)
Other financing activities	40	(84)
Net cash provided by (used in) financing activities	33,799	(10,172)

Effect of exchange rate changes on cash	384	431
Net increase in cash and cash equivalents	16,116	9,252
Cash and cash equivalents at beginning of period	43,023	55,043
Cash and cash equivalents at end of period	$ 59,139	$ 64,295
Callaway Golf Company
Consolidated Net Sales and Operating Segment Information
(In thousands)
(Unaudited)

	Net Sales by Product Category				Net Sales by Product Category
	Quarter Ended				Nine Months Ended
	September 30,		Growth/(Decline)		September 30,		Growth/(Decline)
	2012	2011	Dollars	Percent	2012	2011(2)	Dollars	Percent
Net sales:
Woods	$ 31,147	$ 41,545	$ (10,398)	-25%	$ 180,425	$ 186,117	$ (5,692)	-3%
Irons	31,029	38,223	(7,194)	-19%	147,170	168,384	(21,214)	-13%
Putters	15,734	15,060	674	4%	78,699	67,030	11,669	17%
Golf balls	26,620	32,740	(6,120)	-19%	119,004	132,085	(13,081)	-10%
Accessories and other (1)	43,376	45,675	(2,299)	-5%	188,829	179,040	9,789	5%
	$ 147,906	$ 173,243	$ (25,337)	-15%	$ 714,127	$ 732,656	$ (18,529)	-3%

	Net Sales by Region				Net Sales by Region
	Quarter Ended				Nine Months Ended
	September 30,		Growth/(Decline)		September 30,		Growth/(Decline)
	2012	2011	Dollars	Percent	2012	2011	Dollars	Percent
Net sales:
United States	$ 57,140	$ 73,890	$ (16,750)	-23%	$ 349,183	$ 357,767	$ (8,584)	-2%
Europe	19,189	25,365	(6,176)	-24%	105,332	114,443	(9,111)	-8%
Japan	41,635	41,806	(171)	0%	120,868	108,124	12,744	12%
Rest of Asia	16,149	17,505	(1,356)	-8%	60,758	68,593	(7,835)	-11%
Other foreign countries	13,793	14,677	(884)	-6%	77,986	83,729	(5,743)	-7%
	$ 147,906	$ 173,243	$ (25,337)	-15%	$ 714,127	$ 732,656	$ (18,529)	-3%

	Operating Segment Information				Operating Segment Information
	Quarter Ended				Nine Months Ended
	September 30,		Growth/(Decline)		September 30,		Growth/(Decline)
	2012	2011(2)	Dollars	Percent	2012	2011(2)	Dollars	Percent
Net sales:
Golf clubs	$ 121,286	$ 140,503	$ (19,217)	-14%	$ 595,123	$ 600,570	$ (5,447)	-1%
Golf balls	26,620	32,740	(6,120)	-19%	119,004	132,086	(13,082)	-10%
	$ 147,906	$ 173,243	$ (25,337)	-15%	$ 714,127	$ 732,656	$ (18,529)	-3%

Income (loss) before income taxes:
Golf clubs	$ (57,840)	$ (23,846)	$ (33,994)	-143%	$ (7,247)	$ 17,767	$ (25,014)	-141%
Golf balls	(13,789)	(6,715)	(7,074)	-105%	(8,047)	(3,330)	(4,717)	-142%
Reconciling items (3)	(14,419)	(17,172)	2,753	16%	(34,249)	(54,155)	19,906	37%
	$ (86,048)	$ (47,733)	$ (38,315)	-80%	$ (49,543)	$ (39,718)	$ (9,825)	25%

(1)	Accessories & other include packaged sets as well as pre-owned product sales.
(2)	Certain prior period amounts have been reclassified between product categories to conform with the current period presentation.
(3)	Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.
Callaway Golf Company
Supplemental Financial Information
(In thousands, except per share data)
(Unaudited)

	Quarter Ended September 30,					Quarter Ended September 30,
	2012					2011

	Pro Forma Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Non-Cash Tax Adjustment(2)	Total as Reported		Pro Forma Callaway Golf (1)	Gross Margin Initiatives (1)	Restructuring(1)	Non-Cash Tax Adjustment(2)	Total as Reported
Net sales	$ 147,906	$ -	$ -	$ 147,906		$ 173,243	$ -	$ -	$ -	$ 173,243
Gross profit	31,102	(27,302)	-	3,800		53,626	(5,191)	(1,049)	-	47,386
% of sales	21%	n/a	n/a	3%		31%	n/a	n/a	n/a	27%
Operating expenses	78,707	7,782	-	86,489		85,165	38	6,346	-	91,549
Income (expense) from operations	(47,605)	(35,084)	-	(82,689)		(31,539)	(5,229)	(7,395)	-	(44,163)
Other expense, net	(3,359)	-	-	(3,359)		(3,570)	-	-	-	(3,570)
Income (loss) before income taxes	(50,964)	(35,084)	-	(86,048)		(35,109)	(5,229)	(7,395)	-	(47,733)
Income tax provision (benefit)	(19,621)	(13,508)	33,879	750		(13,517)	(2,013)	(2,847)	33,231	14,854
Net income (loss)	(31,343)	(21,576)	(33,879)	(86,798)		(21,592)	(3,216)	(4,548)	(33,231)	(62,587)
Dividends on convertible preferred stock	2,414	-	-	2,414		2,625	-	-	-	2,625
Net income (loss) allocable to common shareholders	$ (33,757)	$ (21,576)	$ (33,879)	$ (89,212)		$ (24,217)	$ (3,216)	$ (4,548)	$ (33,231)	$ (65,212)

Diluted earnings (loss) per share:	$ (0.50)	$ (0.32)	$ (0.51)	$ (1.33)		$ (0.37)	$ (0.05)	$ (0.07)	$ (0.52)	$ (1.01)
Weighted-average shares outstanding:	67,162	67,162	67,162	67,162		64,781	64,781	64,781	64,781	64,781

	Nine Months Ended September 30,					Nine Months Ended September 30,
	2012					2011
	Pro Forma Callaway Golf (1)	Gain on Sale of Top-Flite & Ben Hogan(1)	Cost Reduction Initiatives(1) (3)	Non-Cash Tax Adjustment	Total as Reported	Pro Forma Callaway Golf (1)	Global Operations Strategy(1)	Non-Cash Impairment Charge	Restructuring	Gain on Sale of Buildings	Non-Cash Tax Adjustment	Total as Reported
Net sales	$ 714,127	$ -	$ -	$ -	$ 714,127	$ 732,656	$ -	$ -	$ -	$ -	$ -	$ 732,656
Gross profit	267,087	-	(28,263)	-	238,824	292,118	(17,340)	-	(1,049)	-	-	273,729
% of sales	37%	n/a	n/a	n/a	33%	40%	n/a	n/a	n/a	n/a	n/a	37%
Operating expenses	279,231	(6,602)	11,492	-	284,121	294,088	231	5,413	11,508	(6,170)	-	305,070
Income (expense) from operations	(12,144)	6,602	(39,755)	-	(45,297)	(1,970)	(17,571)	(5,413)	(12,557)	6,170	-	(31,341)
Other expense, net	(4,246)	-	-	-	(4,246)	(8,377)	-	-	-	-	-	(8,377)
Income (loss) before income taxes	(16,390)	6,602	(39,755)	-	(49,543)	(10,347)	(17,571)	(5,413)	(12,557)	6,170	-	(39,718)
Income tax provision (benefit)	(6,310)	2,542	(15,306)	21,728	2,654	(3,984)	(6,765)	(2,084)	(4,834)	2,247	84,537	69,117
Net income (loss)	(10,080)	4,060	(24,449)	(21,728)	(52,197)	(6,363)	(10,806)	(3,329)	(7,723)	3,923	(84,537)	(108,835)
Dividends on convertible preferred stock	7,664	-	-	-	7,664	7,875	-	-	-	-	-	7,875
Net income (loss) allocable to common shareholders	$ (17,744)	$ 4,060	$ (24,449)	$ (21,728)	$ (59,861)	$ (14,238)	$ (10,806)	$ (3,329)	$ (7,723)	$ 3,923	$ (84,537)	$ (116,710)

Diluted earnings (loss) per share:	$ (0.27)	$ 0.06	$ (0.37)	$ (0.33)	$ (0.91)	$ (0.22)	$ (0.17)	$ (0.05)	$ (0.12)	$ 0.06	$ (1.31)	$ (1.81)
Weighted-average shares outstanding:	65,740	65,740	65,740	65,740	65,740	64,505	64,505	64,505	64,505	64,505	64,505	64,505

(1)	For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive pro forma results.
(2)	Current period impact of valuation allowance established against the Company's U.S. deferred tax assets and impact of applying statutory tax rate of 38.5% to pro forma results.
(3)

Includes costs associated with workforce reductions, transition costs associated with licensing the Company's North American apparel business and footwear business, transition costs associated with outsourcing the development of any new technology in the Company's uPro GPS business, and cost associated with the reorganization of the Company's golf ball manufacturing supply chain.

	2012 Trailing Twelve Month Adjusted EBITDA						2011 Trailing Twelve Month Adjusted EBITDA
Adjusted EBITDA:	Quarter Ended						Quarter Ended
	December 31,		March 31,	June 30,	September 30,		December 31,	March 31,	June 30,	September 30,
	2011		2012	2012	2012	Total	2010	2011	2011	2011	Total
Net income (loss)	$ (62,985)		$ 31,802	$ 2,799	$ (86,798)	$ (115,182)	$ (32,255)	$ 12,818	$ (59,066)	$ (62,587)	$ (141,090)
Interest expense (income), net	324		817	884	1,343	3,368	(444)	142	207	399	304
Income tax provision (benefit)	12,442		(292)	2,196	750	15,096	(13,231)	8,780	45,483	14,854	55,886
Depreciation and amortization expense	10,198		8,745	9,489	8,342	36,774	10,707	9,880	9,311	9,247	39,145
Impairment charge	1,120		-	-	17,056	18,176	7,547	-	5,413	-	12,960
Adjusted EBITDA	$ (38,901)	-	$ 41,072	$ 15,368	$ (59,307)	$ (41,768)	$ (27,676)	$ 31,620	$ 1,348	$ (38,087)	$ (32,795)
Callaway Golf Company
Summary of Core and Non-core Net Sales and Gross Profit
(In thousands)
(Unaudited)

	Quarter Ended March, 31, 2012			Quarter Ended June 30, 2012			Quarter Ended September 30, 2012			Nine Months Ended September 30, 2012
	Pro Forma Results	Core Business	Non-core Business (1)	Pro Forma Results	Core Business	Non-core Business (1)	Pro Forma Results	Core Business	Non-core Business (1)	Pro Forma Results	Core Business	Non-core Business (1)
Net sales	$ 285,098	$ 263,792	$ 21,306	$ 281,123	$ 255,137	$ 25,986	$ 147,906	$ 138,902	$ 9,004	$ 714,127	$ 657,831	$ 56,296

Gross profit	$ 124,395	$ 121,907	$ 2,488	$ 111,590	$ 106,485	$ 5,105	$ 31,102	$ 32,731	$ (1,629)	$ 267,087	$ 261,123	$ 5,964
% of Sales	44%	46%	12%	40%	42%	20%	21%	24%	-18%	37%	40%	11%

	Quarter Ended March, 31, 2011			Quarter Ended June 30, 2011			Quarter Ended September 30, 2011			Nine Months Ended September 30, 2011
	Pro Forma Results	Core Business	Non-core Business (1)	Pro Forma Results	Core Business	Non-core Business (1)	Pro Forma Results	Core Business	Non-core Business (1)	Pro Forma Results	Core Business	Non-core Business (1)
Net sales	$ 285,599	$ 260,203	$ 25,396	$ 273,814	$ 247,886	$ 25,928	$ 173,243	$ 158,011	$ 15,232	$ 732,656	$ 666,100	$ 66,556

Gross profit	$ 129,983	$ 126,345	$ 3,638	$ 108,509	$ 104,667	$ 3,842	$ 53,626	$ 55,160	$ (1,534)	$ 292,118	$ 286,172	$ 5,946
% of Sales	46%	49%	14%	40%	42%	15%	31%	35%	-10%	40%	43%	9%
(1)	Includes: Top-Flite and Ben Hogan branded products, apparel and footwear in North America and uPro GPS devices.